UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240.14a-11(c) or §240.14a-12

TIBCO Software Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

March 5, 2004

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of TIBCO Software Inc. on Thursday, April 15, 2004 at 10:00 a.m. local time. The meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you may, of course, revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Vivek Y. Ranadivé
President, Chief Executive Officer and Chairman of the Board

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 15, 2004

To the Stockholders of TIBCO Software Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TIBCO Software Inc., a Delaware corporation, will be held on April 15, 2004 at 10:00 a.m. local time at our headquarters located at 3303 Hillview Avenue, Palo Alto, California, for the following purposes:

1.    To elect six directors to serve until our next annual meeting of stockholders, or until their successors are duly elected and qualified;

2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending November 30, 2004; and

3.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 18, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our headquarters at the above address.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 5, 2004

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If a broker or other nominee holds your shares and you would like to sign-up for electronic delivery, please visit “Proxy Information” on our website to enroll. Your electronic delivery enrollment will be effective until you cancel it. We encourage you to conserve natural resources, as well as help us reduce printing and mailing costs, by signing up to receive future proxy mailings by email.

i

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

PROXY STATEMENT FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TIBCO Software Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 15, 2004, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California. This Proxy Statement and accompanying proxy card will be mailed on or about March 11, 2004 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on February 18, 2004, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on February 18, 2004, we had outstanding and entitled to vote 198,079,706 shares of common stock.

Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. There is no cumulative voting in the election of directors.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote:

By Mail:	Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

By Telephone:	Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

By Internet:	Go to the website indicated on the enclosed proxy and follow the instructions provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution or other holder of record, your vote is controlled by that institution or holder. Your vote may also be cast by telephone, by Internet, as well as by mail if your financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card.

Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

Voting of Proxies

All shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instruction, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending November 30, 2004 and in the discretion of the proxy holders with respect to any other matters that properly come before the meeting.

Revocability of Proxies

You may revoke or change a previously delivered proxy at any time before the meeting by delivering to our Corporate Secretary at our headquarters at 3303 Hillview Avenue, Palo Alto, California 94304, a written notice of revocation or another proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Votes Required to Approve Proposals

In the election of directors, the six nominees receiving the highest number of affirmative votes will be elected. Proposal No. 2 must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person at the meeting or represented by proxy and entitled to vote on the subject matter of the proposal.

If your shares are registered in the name of a bank, brokerage firm or other nominee and you do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have the same effect as a vote against the matter.

Quorum

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, we have retained The Altman Group to assist in the distribution of proxy materials and act as a proxy solicitor in connection with the meeting. We have agreed to pay that firm $6,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

There are six nominees for election to our Board this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or decline to serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. During fiscal 2003, the following individuals served on our Board of Directors: Vivek Y. Ranadivé, Philip Green, Naren Gupta, Peter Job, William A. Owens, Matthew J. Szulik and Philip K. Wood. Mr. Green resigned from our Board of Directors in June 2003, and Mr. Szulik resigned from our Board of Directors in November 2003.

The name of and certain information regarding each nominee are set forth below.

Name	Age	Position with TIBCO
Vivek Y. Ranadivé	46	Director, President, Chief Executive Officer and Chairman of the Board
Naren Gupta	55	Director
Peter Job	62	Director
William A. Owens	63	Director
Philip K. Wood	48	Director
Eric Dunn	45	Director Nominee

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. From 1985 to 1997, Mr. Ranadivé served as a director and the Chairman and Chief Executive Officer of Teknekron Software Systems, Inc., our predecessor company. In addition, Mr. Ranadivé served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc. (“TFT”), a wholly owned subsidiary of Reuters Group PLC (“Reuters”), from TFT’s inception until December 1998.

Naren Gupta has been one of our directors since April 2002. Since February 2000 he has served as Vice Chairman of the Board of Directors of WindRiver Systems, Inc. He also served as Interim President/CEO of WindRiver Systems from June 2003 to January 2004. In addition, Dr. Gupta serves on the Boards of Directors of several privately held companies. Prior to joining WindRiver Systems, Dr. Gupta was Chief Executive Officer and President of Integrated Systems Inc. from 1980 until 1994 and Chairman of its Board of Directors from 1992 until 2000. Dr. Gupta is a fellow of the Institute of Electrical and Electronics Engineers (IEEE).

Peter Job has been one of our directors since June 2000. From 1963 through his retirement in July 2001, Mr. Job was employed by Reuters, most recently as its Chief Executive. In addition, Mr. Job serves on the Boards of Directors for Glaxo Smith Kline PLC, Schroders PLC, Deutsche Bank AG, Shell Transport & Trading PLC and Instinet Group Inc.

William A. Owens has been one of our directors since April 2002. He has been employed with Teledesic LLC, a satellite communications services company, since August 1998 and currently serves as its Chief Executive Officer and Chairman of the Board of Directors. From August 1996 to August 1998, Mr. Owens served as President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC). Mr. Owens also served as the Vice Chairman of the Joint Chiefs of Staff, the Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments, Commander of the U.S. Sixth Fleet, senior military assistant to Secretaries of Defense Frank Carlucci and Dick Cheney, and director of the Office of Program Appraisal for the Secretary of the Navy. Mr. Owens also serves on the Boards of Directors of Nortel

Networks Corporation, Telstra Corporation Limited, British American Tobacco plc, Daimler Chrysler AG, Symantec Corporation, Polycom, Inc., Biolase Technology, Inc., Cray Inc., ViaSat, Inc., IDT Corp., Metal Storm Limited and several private companies.

Philip K. Wood has been one of our directors since our inception. From September 1990 through February 2004, Mr. Wood was employed by Reuters and served as Managing Director of Business Development. Prior to joining Reuters, Mr. Wood was a partner at Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP. Mr. Wood was on the Board of Directors of Independent Television News Limited until January 2004, and the Board of Directors of Instinet Corporation until June 2000. He is a fellow of the Institute of Chartered Accountants and a member of the Association of Corporate Treasurers.

Eric Dunn is a General Partner at Cardinal Venture Capital. From 2000 to 2003, Mr. Dunn was a private investor. From 1986 to 2000, Mr. Dunn served in a number of senior executive capacities at Intuit, Inc., including Chief Financial Officer and Senior Vice President and Chief Technology Officer. Mr. Dunn is currently on the Board of Directors of Corillian Corporation and several private companies.

Relationships Among Directors or Executive Officers

There are no family relationships among our directors or executive officers.

Director Compensation

Only non-employee directors are compensated for serving as our directors. Prior to fiscal 2003, non-employee directors were compensated only by receiving options to purchase common stock under our 1998 Director Option Plan. In December 2002, a cash compensation plan was adopted for non-employee directors. Under this plan, each non-employee director receives a $20,000 annual retainer for service on the board and a $1,500 payment for each board meeting attended. In addition, members of each of the Audit Committee and Compensation Committee receive a $5,000 annual retainer and a $1,000 payment for each committee meeting attended and members of the Nominating and Governance Committee receive a $2,500 annual retainer and a $1,000 payment for each committee meeting attended. The Chairman of each of the above three committees receives an additional $2,500 annual retainer.

During the 2003 fiscal year, our non-employee directors also received stock option grants under our 1998 Director Option Plan as follows: an initial grant upon first being elected to the board of an option to purchase 100,000 shares of common stock and an annual automatic grant of 40,000 shares for each year of service thereafter. All options vest annually over a three-year period, beginning on the date of the grant.

Board Meetings and Committees

The Board of Directors held a total of five meetings (including regularly scheduled and special meetings) during fiscal 2003. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors while he served on the board; and (ii) the total number of meetings held by all committees on which he served.

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings, we encourage directors to attend and historically most have done so. All of our directors other than Messrs. Owens and Green attended the 2003 Annual Meeting.

Our Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees, which assist the Board of Directors in the discharge of its responsibilities.

Audit Committee

The Audit Committee directs our audit activities. It is charged with providing oversight and monitoring of the integrity of our financial statements, nominating to the Board independent accountants to audit our financial statements, and overseeing the activities, independence, qualifications and performance of our independent accountants. The Audit Committee also assists the Board in ensuring our compliance with legal and regulatory requirements in connection with our financial reporting process. Members of the Audit Committee are appointed by the board and serve for one-year terms. During fiscal 2003, the Audit Committee consisted of Messrs. Wood, Gupta and Szulik. Mr. Owens joined the Audit Committee in January 2004, replacing Mr. Szulik. Currently, our Audit Committee consists of Messrs. Wood, Gupta and Owens. The Audit Committee held seven meetings during fiscal 2003. If Mr. Dunn is elected to our Board at the Annual Meeting, he will become a member of our Audit Committee. The Board of Directors has determined that Mr. Dunn is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All of the members of the Audit Committee are “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., or the NASD.

The charter of the Audit Committee is included herein as Annex A and is also available on our website under “Corporate Governance.”

Compensation Committee

The Compensation Committee reviews and approves the annual salary and bonus for each executive officer consistent with the terms of any applicable employment arrangements; reviews, approves and recommends terms and conditions for all employee benefit plans; administers our stock option plans; determines, or consults with management regarding (as appropriate), compensation and benefits for our non-executive officers and other employees; and oversees our compensation and benefits plans, policies and programs generally. Members of the Compensation Committee are appointed by the Board of Directors and serve one-year terms. During fiscal 2003, the Compensation Committee consisted, and it currently consists, of Messrs. Gupta and Wood. The Compensation Committee held three meetings during fiscal 2003. Each member of the Compensation Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD.

The charter of the Compensation Committee is included herein as Annex B and is also available on our website under “Corporate Governance.”

Nominating and Governance Committee

The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to stockholders and to us, and to oversee our establishment of and compliance with appropriate governance standards. The Nominating and Governance Committee also reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees recommended by stockholders. During fiscal 2003, the Nominating and Governance Committee consisted of Messrs. Gupta, Owens and Szulik. Since Mr. Szulik’s resignation from the Board of Directors, the Nominating and Governance Committee has consisted of Messrs. Gupta and Owens. The Nominating and Governance Committee held two meetings during fiscal 2003. Each member of the Nominating and Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD.

The charter of the Nominating and Governance Committee is included herein as Annex C and is also available on our website under “Corporate Governance.”

Director Nomination Process

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee also reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals to be Presented at Next Annual Meeting.” Such notice must include the information specified in our bylaws, a copy of which is available on our website under “Corporate Governance.”

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with TIBCO’s values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including the appropriate size of the Board of Directors, TIBCO’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of the technology industry, familiarity with national and international business matters, experience with accounting rules and practices, and professional expertise and experience beneficial to the achievement of TIBCO’s strategic goals. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of TIBCO and its stockholders. The Nominating and Governance Committee believes that it is appropriate for at least one, and, preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a majority of the members of the Board meet the definition of “independent director” under the NASD rules.

Identifying Nominees

The Nominating and Governance Committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit ideas for possible candidates from members of the Board, senior level executives, individuals personally known to the members of the Board and third-party search firms. There is one nominee for election to our Board this year who has not previously served as a TIBCO director, Eric Dunn. Mr. Dunn was recommended by one of our executive officers.

Communications with the Board

Stockholders may send communications to the Board of Directors by writing to them at TIBCO Software Inc., Board of Directors, Attention: General Counsel, 3303 Hillview Avenue, Palo Alto, CA 94304. All stockholder communications that are received by the General Counsel for the Board’s attention are forwarded to the Board. Comments or complaints relating to accounting or auditing matters may be submitted on-line to the members of the Audit Committee through our website under “Corporate Governance – Contact the Board.” All members of our Audit Committee will have access to these communications.

Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions

Philip K. Wood, a member of our Compensation Committee, was the Managing Director of Business Development of Reuters until February 2004. Reuters owned of record approximately 49% of our outstanding common stock as of November 30, 2003. In February 2004, pursuant to the terms of a Registration and Repurchase Agreement we entered into with Reuters in October 2003, Reuters completed a registered offering of

69 million shares of TIBCO common stock and we repurchased an additional 16.8 million shares of our common stock from Reuters. As a result of these transactions, Reuters’ ownership of our common stock fell below 10%.

In October 2003, we entered into a new commercial agreement with Reuters that replaced our previous arrangements. Under the terms of the new agreement, Reuters will continue to act as a non-exclusive reseller of our products to certain specified customers in the financial services market until March 2005. Reuters may also continue to use our products internally and embed them into its solutions. We now have the right to market and sell our products, other than risk management and market data distribution products, directly and through third party resellers (other than four specified resellers) to customers in the financial services market. The limitations on our ability to sell risk management and market data distribution products and to resell through the specified resellers will expire in May 2008. Reuters has agreed to continue to pay us minimum guaranteed fees in the amount of $5 million per quarter through March 2005. The quarterly minimum guaranteed fees will be reduced by an amount equal to 10% of the license and maintenance revenues from our sales to financial services companies (or, in the case of customers transitioned to us by Reuters, 40% of our maintenance revenues from such customers for up to one year after the effective date of the agreement). Furthermore, Reuters began transitioning maintenance and support of our products for its customers, as well as associated revenues, upon entering into the new agreement. As a result, we began providing maintenance and support services directly to Reuters’ former customers in the fourth quarter of fiscal 2003. In addition to acting as a reseller of our products in the financial services market, Reuters will be eligible to receive certain fees for customers it refers to us, depending upon the level of assistance Reuters provides in supporting the sale.

In addition, we are party to a stockholders agreement with Reuters, Cisco Systems, Mayfield and Vivek Ranadivé, our Chairman, President and Chief Executive Officer, pursuant to which these stockholders have been granted certain registration rights with respect to shares of TIBCO common stock owned by them.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to be voted shall be elected as directors.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. RANADIVÉ, GUPTA, JOB, OWENS, WOOD AND DUNN AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

General

The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants to audit our consolidated financial statements for the fiscal year ending November 30, 2004. PricewaterhouseCoopers LLP has been our independent accountant since we were established as a separate entity in January 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors.

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended November 30, 2003 and November 30, 2002 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	Fiscal 2003	Fiscal 2002
Audit Fees	$703,000	$772,000
Audit-Related Fees	87,000	745,000
Tax Fees	794,000	840,000
All Other Fees	108,000	126,000
Total	1,693,000	2,483,000

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns, VAT tax returns and international returns, and assistance regarding transfer pricing, VAT matters, federal, state and international tax compliance, acquisitions and international tax planning. For fiscal 2003, these fees consisted of approximately $589,000 for tax compliance and approximately $205,000 for other tax services.

All Other Fees consist of fees for products and services other than the services described above. In fiscal 2003 and 2002, this included stock option and other advisory services.

Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountants

The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one of its members when expedition of services is necessary.

Proposal, Required Vote

The Board of Directors has conditioned its appointment of our independent accountants upon the receipt of an affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 10, 2004, of:

•	each person or entity who we know to beneficially own five percent or more of the outstanding shares of our common stock;

•	each of our current directors;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 10, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unvested options granted prior to our initial public offering in July 1999 were immediately exercisable upon grant, provided that upon the optionee’s cessation of service, any unvested shares would be subject to repurchase by us at the original exercise price paid per share. In computing the number of shares beneficially owned by a person, shares of common stock that will continue to be subject to our right of repurchase at the original exercise price paid per share for at least 60 days after February 10, 2004 are not deemed outstanding.

The address of each individual listed in the table is TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304. The percentages in the table below are based on 197,849,556 shares of our common stock outstanding as of February 10, 2004. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Name	Shares Beneficially Owned	Percentage Ownership
Reuters Group PLC and related entities(1) 85 Fleet Street London, EC4P 4AJ	18,109,157	9.1%
Vivek Y. Ranadivé(2)	12,837,392	6.2
Naren Gupta(3)	41,397	*
William A. Owens	33,334	*
Philip K. Wood	—	—
Peter Job(4)	43,334	*
Rajesh U. Mashruwala(5)	727,913	*
Christopher G. O’Meara(6)	700,726	*
David W. Rice(7)	140,496	*
Bradley C. Rode(8)	129,592	*
All current directors and executive officers as a group (eleven persons)(9)	14,743,378	7.1%

*	Less than one percent (1%) of our outstanding shares of common stock.

(1)	Represents shares held by Reuters Nederland B.V. Includes 776,668 shares subject to options exercisable within 60 days of February 10, 2004.

(2)	Includes 9,635,416 shares underlying options vested and exercisable within 60 days of February 10, 2004. Includes 150,000 shares owned by the Anjali Dea Ranadivé Trust, 150,000 shares owned by the Aneel Ryan Ranadivé Trust, 150,000 shares owned by the Andre Vivek Ranadivé Trust and 2,250,000 shares owned by the Ranadivé Family Generation-Skipping Trust (the “Trusts”) for an aggregate of 2,700,000 shares that have been irrevocably transferred to the Trusts. Mr. Ranadivé is a co-trustee of the Trusts and disclaims beneficial ownership of all shares held directly or indirectly by the Trusts.

(3)	Includes 33,334 shares underlying options vested and exercisable within 60 days of February 10, 2004. Includes 8,063 shares owned by the Naren and Vinita Gupta Living Trust.

(4)	Consists of 43,334 shares underlying options vested and exercisable within 60 days of February 10, 2004.

(5)	Includes 133,333 shares underlying options vested and exercisable within 60 days of February 10, 2004. Excludes 2,500 shares subject to our right of repurchase within 60 days of February 10, 2004.

(6)	Includes 635,726 shares underlying options vested and exercisable within 60 days of February 10, 2004.

(7)	Includes 137,918 shares underlying options vested and exercisable within 60 days of February 10, 2004.

(8)	Consists of 129,592 shares underlying options vested and exercisable within 60 days of February 10, 2004.

(9)	Includes 10,840,425 shares underlying options vested and exercisable within 60 days of February 10, 2004. Excludes 2,500 shares subject to our right of repurchase.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Summary Compensation Table

The following table sets forth information concerning the compensation we paid to our Chief Executive Officer and our four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during the past three fiscal years. Amounts under the “Annual Compensation—Bonus” column include bonuses earned during the fiscal year indicated but deferred until a later year.

Name and Principal Positions	Fiscal Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)
		Salary ($)		Bonus ($)		Number of Securities Underlying Options
Vivek Y. Ranadivé President, Chief Executive Officer and Chairman of the Board	2003 2002 2001	285,000 285,565 293,100		— — 182,402		1,000,000 2,250,000 2,250,000	897 931 —	(1) (1)

Rajesh U. Mashruwala Executive Vice President, Office of the CEO	2003 2002 2001	249,500 235,197 239,426		— — 152,002		200,000 1,200,000 —	11,178 11,194 8,500	(2) (3) (4)

Christopher G. O’Meara Executive Vice President and Chief Financial Officer	2003 2002 2001	237,500 240,649 242,343		— 10,000 152,911	(5)	100,000 425,000 —	733 762 —	(1) (1)

David W. Rice Executive Vice President, Operations	2003 2002	235,000 35,702	(6)	— —		75,000 300,000	2,167 271	(1) (1)

Bradley C. Rode Executive Vice President, Products and Technology	2003 2002	234,792 17,668	(7)	— 100,000	(8)	100,000 450,000	462 —	(1)

(1)	Consists of Group Life Insurance.

(2)	Includes $1,173 Group Life Insurance and $10,005 contributions made by us pursuant to our 401(k) Plan.

(3)	Includes $1,199 Group Life Insurance and $9,995 contributions made by us pursuant to our 401(k) Plan.

(4)	Consists of contributions made by us pursuant to our 401(k) Plan.

(5)	Consists of a discretionary bonus.

(6)	Mr. Rice joined TIBCO in October 2002. His annualized salary for 2002 was $235,000.

(7)	Mr. Rode joined TIBCO in November 2002. His annualized salary for 2002 was $122,500.

(8)	Consists of a signing bonus.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to our Chief Executive Officer and our Named Executive Officers during fiscal 2003. These options were granted under our 1996 Stock Option Plan, as amended, and provide for vesting of the underlying common stock ratably over a period of 48 months beginning one month after the date of grant. Options were granted at an exercise price equal to the closing sale price of the common stock on The Nasdaq National Market on that date.

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal		Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
	Granted	Year(1)		Share	Date	5% ($)	10% ($)
Vivek Y. Ranadivé	500,000 500,000	7.21 7.21	% %	$6.29 4.58	12/4/12 3/19/13	$1,977,874 1,440,169	$5,012,320 3,649,670

Rajesh U. Mashruwala	200,000	2.88%		4.58	3/19/13	576,067	1,459,868

Christopher G. O’Meara	100,000	1.44%		4.58	3/19/13	288,034	729,934

David W. Rice	75,000	1.08%		4.58	3/19/13	216,025	547,451

Bradley C. Rode	100,000	1.44%		4.58	3/19/13	288,034	729,934

(1)	Based on a total of options to purchase 6,938,576 shares granted to all of our employees in fiscal 2003.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

Aggregate Stock Option Exercises in Fiscal Year 2003 and Fiscal Year-End Values

The following table sets forth information concerning option exercises during fiscal 2003 and the exercisable and unexercisable options held as of November 30, 2003 by our Chief Executive Officer and our Named Executive Officers. Amounts under “Unexercisable” in the table below include unvested shares, notwithstanding the fact that such shares have been issued to the executive officer, because unvested shares are subject to repurchase by us at the original exercise price upon the executive officer’s cessation of service. The amounts under “Value of Unexercised In-the-Money Options” were calculated as the difference between the exercise price and the closing price of our common stock on The Nasdaq National Market on November 28, 2003, which was $5.85.

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at November 30, 2003		Value of Unexercised In-the-Money Options at November 30, 2003 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vivek Y. Ranadivé	—	—	9,072,915	2,114,584	32,187,216	529,167

Rajesh U. Mashruwala	—	—	694,167	705,833	42,333	211,667

Christopher G. O’Meara	—	—	578,624	301,355	1,747,725	105,833

David W. Rice	—	—	93,750	281,250	214,938	615,313

Bradley C. Rode	—	—	129,167	420,833	128,042	426,458

Employment and Transition Agreements

All of our executive officers are employed at-will. However, Mr. Ranadivé’s employment may only be terminated upon 120 days prior written notice pursuant to an agreement entered into with us.

Each of our executive officers is a party to our standard employee non-disclosure and invention assignment agreement. Under the non-disclosure agreements, for one year following their termination, our employees agree not to solicit any other employee to leave our employ. These employees also agree not to disclose any confidential information that they obtained during their employment to any third parties at any time during or subsequent to their employment. In addition, any inventions, discoveries or improvements created by the employees during their employment belong to us.

We entered into a transition agreement with Mr. Rode, effective January 2004, pursuant to which Mr. Rode resigned as our Executive Vice President, Products and Technology. Mr. Rode will continue to serve as an Executive Vice President through November 2004 at an annualized salary of $120,000. Pursuant to the terms of the agreement, we paid Mr. Rode $85,000 in January 2004 and will pay an additional $25,000 upon termination of his employment. Mr. Rode’s stock options will continue to vest during his employment in accordance with the terms of his stock option agreement.

In addition, we entered into a transition agreement with George Ahn, effective December 2003, pursuant to which Mr. Ahn resigned as our Executive Vice President, Marketing. Mr. Ahn will continue to serve as an Executive Vice President through June 20, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during fiscal 2003.

Code of Ethics

We have adopted our Code of Ethics for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller. The Code of Ethics is publicly available on our website under “Corporate Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K that will be publicly filed.

EXECUTIVE OFFICERS

The name of and certain information regarding each of our executive officers as of February 1, 2004 are set forth below.

Name	Age	Position
Vivek Y. Ranadivé	46	President, Chief Executive Officer and Chairman of the Board
Christopher Larsen	45	Executive Vice President, Worldwide Sales, OEM and Alliances
Rajesh U. Mashruwala	51	Executive Vice President, Office of the CEO
Christopher G. O’Meara	46	Executive Vice President, Finance and Chief Financial Officer
David W. Rice	58	Executive Vice President, Operations

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of our Board of Directors since our inception in January 1997. From 1985 to 1997, Mr. Ranadivé served as the Chairman and Chief Executive Officer of Teknekron Software Systems, Inc. (“Teknekron”), our predecessor company. In addition, Mr. Ranadivé served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc. (“TFT”), a wholly owned subsidiary of Reuters, from its inception until December 1998. Mr. Ranadivé received his B.S. in electrical engineering and computer science and his M.S. in engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard University.

Christopher Larsen has served as our Executive Vice President of Worldwide Sales, OEM and Alliances since September 2003. From May 2002 to September 2003, Mr. Larsen served as Executive Vice President, Sales and Marketing at DecisionOne, Inc., an information technology support services provider. From April 2001 to March 2002, Mr. Larsen served as Executive Vice President, Global Field Operations for VerticalNet, Inc., a supply management software provider. From January 1993 through February 2001, Mr. Larsen held a variety of positions of increasing responsibility within SAP America culminating in his position as President where he was responsible for sales, overall market strategy and operational execution. Mr. Larsen holds a Bachelor of Science in Business Administration from Wake Forest University in Winston-Salem, North Carolina.

Rajesh U. Mashruwala has served as our Executive Vice President, Office of the CEO since September 2003. From March 2002 through September 2003, Mr. Mashruwala served as our Executive Vice President, Chief Operating Officer. From February 1995 to March 1997, Mr. Mashruwala held various positions with us and with Teknekron, including a position as our Vice President, Enterprise Business Applications. From October 1993 to February 1995, Mr. Mashruwala was President of Media Computer Technology Inc., a provider of ASIC chips. Mr. Mashruwala serves on the Board of Directors of a private company. Mr. Mashruwala holds a Bachelor of Technology in Mechanical Engineering from Indian Institute of Technology, Bombay and a Master of Science in Engineering from University of California, Berkeley.

Christopher G. O’Meara has served as our Executive Vice President and Chief Financial Officer since August 2001. From August 1998 to August 2001, Mr. O’Meara was our Vice President, Finance and Treasurer. From June 1992 to July 1998, Mr. O’Meara was Corporate Vice President and Treasurer at Adaptec, Inc. Mr. O’Meara received his B.A. in economics from Stanford University and his M.B.A. from Northwestern University.

David W. Rice has served as our Executive Vice President of Operations since October 2002. From 1999 to 2002, Mr. Rice founded and served as President of Fifth Quadrant, Inc., a management consulting firm focusing on building early-stage software companies. From 1991 to 1997 Mr. Rice served as Executive Vice President and Controller for Teknekron. Mr. Rice holds an MBA degree from Sloan School at Massachusetts Institute of Technology and a Bachelor of Science in Mathematics from Arizona State University.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the compensation provided to TIBCO’s officers and directors and has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs. In addition, the Compensation Committee oversees TIBCO’s stock option plans. The Compensation Committee also determines, or consults with management regarding compensation and benefits for non-executive officers and other employees, and oversees our compensation and benefits plans, policies and programs generally. The specific duties and responsibilities of the Compensation Committee are set forth in the charter for the Compensation Committee which is attached hereto as Annex B and is also available on our website under “Corporate Governance.”

Each member of the Committee qualifies as an independent director, as that term is defined in the NASD Rules, an outside director under Section 162(m) of the Internal Revenue Code, and a non-employee director as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In fiscal 2003, the members of the Compensation Committee were Messrs. Gupta and Wood. The Compensation Committee met three times during fiscal 2003.

Compensation Philosophy

Our executive compensation program is designed to align stockholder interests with our business strategy, values and management initiatives. It is based on the following four principles: (i) to link the interests of management with those of stockholders by making a substantial portion of executive compensation depend upon our financial performance and by encouraging ownership of our stock, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive in the industry, (iii) to reward individual results by recognizing performance through salary, annual cash incentive and long-term incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

Components of Executive Compensation

The executive compensation guidelines of the Compensation Committee were developed to combine competitive levels of compensation and rewards for superior performance and to align relative compensation with the achievements of essential corporate goals that include customer satisfaction and stockholder value. The Compensation Committee reviews each component of executive compensation against executive compensation surveys prepared by outside compensation consultants. These surveys include compensation levels and practices for persons holding comparable positions at certain high-technology companies the Committee has identified as peer companies. We select such peer companies based on a number of factors including industry (primarily the software industry), size, the regions in which they operate and the availability of their compensation information. A significant number of these peer companies are listed in the S & P Information Technology Index, which is included in the Stock Performance Graph for this Proxy Statement. Certain companies not included in this Index were considered peer companies because TIBCO competes for executive talent with those companies. However, some organizations in the S & P Information Technology Index were excluded from this review because they were not considered competitors for executive talent or because compensation information was not available. The Committee did not consider the corporate performance of the peer companies in 2003.

Executive officers’ compensation includes: annual cash compensation (consisting of base salary and annual incentive awards paid in cash) and long-term incentive awards, as well as additional features which are available to most other employees, including a 401(k) plan, health and welfare insurance, life insurance, and an employee stock purchase plan, some of which allocate payments generally based on an individual’s level of annual cash compensation. Benefits under these general plans are indirectly tied to our performance.

The Compensation Committee believes that stock option grants to management are beneficial in aligning management and stockholder interests, and consequently increasing stockholder value. A position evaluation program establishes grade levels among all positions reflecting the importance and value of each position to us. A position’s grade level determines a range of values within which the executive’s compensation is set.

The cornerstone of our compensation program is to pay for performance. In addition to base salary, all major elements of our executive compensation programs vary directly with both corporate and individual performance. As part of that, the Compensation Committee sets performance targets for our executives. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

Annual Base Salary

Amounts paid as base salary, including merit salary increases, are determined by the executive’s performance, placement in the salary range established for the executive’s position and the salaries offered in the industry for comparable positions. Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the executive’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given each such factor by the Compensation Committee may vary with each individual. Outside independent consultants are periodically used to gather and analyze industry comparisons of salary data to ensure that the salary ranges used in the compensation program are competitive for comparable positions. The Compensation Committee monitors and approves changes in base salary for our executive officers. Our policy is to target base salary levels for executive officers at approximately the median percentile of compensation practices at peer companies.

Annual Incentive Bonus

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts for our executive officers are based upon recommendations by management and a subjective consideration of factors including the officer’s level of responsibility, individual performance, contributions to our success and our financial performance generally. The Compensation Committee sets and approves the formulas that establish the amounts available for annual incentive awards. For fiscal 2003, potential incentive awards payable to most executive officers were primarily determined by applying the provisions of the TIBCO Executive Incentive Plan (2003). This plan’s formula measures our performance by revenue growth and profitability. Annual incentive awards are payable as a percentage of base salary if the revenue and profitability targets are met. If the revenue baselines and profitability targets are met, incentive awards are paid at 50% of base salary with increases for revenues and profitability exceeding the targets. In both fiscal 2002 and 2003, the baselines were not achieved and, therefore, no incentive awards were paid. Each year the Compensation Committee approves goals for the Incentive Plan based on our strategy and the outlook for business conditions that year. After the close of business each year, the formula takes into account how well we performed against our goals.

Awards are approved by the Compensation Committee based upon recommendations by management after year-end. Amounts actually paid for annual incentive awards to executives are based on the executive’s individual performance and salary. It is our intent to place a greater proportion of the executive’s annual cash compensation at risk through the variable amounts available for an annual incentive award.

Long-Term Incentive Awards

Long-term incentive awards are made under the 1996 Stock Option Plan, as amended (the “Plan”). The Plan, which is administered by the Compensation Committee, is an omnibus plan and provides stock based awards to eligible employees, which includes most employees as well as our executive officers.

Stock option awards are based on guidelines that provide for larger awards commensurate with position levels that reflect competitive grant practices within a broad peer group of companies in the software and technology industries. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage our company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To achieve this goal, stock options typically vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to our officers are prior performance, contributions to the company, level of responsibility, other compensation, and the executive officer’s ability to influence our long-term growth and profitability. The stock option plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance. In addition, for fiscal 2003, long-term incentive award targets for most executive officers were established pursuant to the TIBCO Executive Incentive Plan (2003). This plan’s formula measures our performance by revenue growth and profitability. Each year the Compensation Committee approves goals for the Incentive Plan based on our strategy and the outlook for business conditions that year. After the close of business each year, the formula takes into account how well we performed against our goals.

Chief Executive Officer Compensation

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. The Compensation Committee used the executive compensation practices described above to determine Mr. Ranadivé’s fiscal 2003 compensation. In setting both the cash-based and equity-based elements of Mr. Ranadivé’s compensation, the Compensation Committee made an overall assessment of Mr. Ranadivé’s leadership in reaching our long-term and short-term strategic, operational and business goals for fiscal 2003. Mr. Ranadivé’s total compensation reflects a consideration of both competitive forces and our performance. More specifically, the Compensation Committee reviewed salaries paid to CEOs in other companies in our geographic area and industry. During fiscal 2003, Mr. Ranadivé did not receive a cash bonus, but was granted options to purchase an aggregate of 1.0 million shares of common stock at a weighted average exercise price of $5.44 per share. In addition, the Compensation Committee determined that option awards for Mr. Ranadivé for fiscal 2004 through 2005 shall be subject to Mr. Ranadivé’s continued employment and a satisfactory performance review to be conducted annually. Further, the Compensation Committee resolved that Mr. Ranadivé’s option awards for this period shall be made no earlier than the commencement of each respective fiscal year and that the grants for such fiscal years shall not exceed 1.0 million shares for each of fiscal 2004 and 2005.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Philip K. Wood
Naren Gupta

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Proposal 1—Board Meetings and Committees.” The Audit Committee acts under a written charter that was amended, restated, adopted and approved by the Board of Directors in fiscal 2004 and attached hereto as Annex A (the “Audit Committee Charter”). Each of the members of the Audit Committee is independent, as defined by our standards as set forth in the Audit Committee Charter and the NASD Rules.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2003 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements for fiscal 2003. After appropriate review and discussion, the Board of Directors has determined that the Audit Committee had fulfilled its responsibilities under the Audit Committee Charter, as amended to date.

The Audit Committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Reports on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal 2003. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, our independent accountants for fiscal 2003, those matters the accountants communicated to and reviewed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with the accountants their independence and received a letter from the accountants concerning independence as required under applicable independence standards for accountants of public companies. In addition, the Audit Committee has discussed with the independent accountants their independence from management and us and has received the written disclosures required by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

The Audit Committee discussed with our independent accountants the overall scope and plans for their audit. The Audit Committee also discussed with the accountants the matters set forth in Statement on Auditing Standards No. 61 regarding the scope and results of the audit. The Audit Committee met with our independent accountants, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

Upon recommendation of the Audit Committee, and subject to stockholder approval, the Board of Directors unanimously recommended the engagement of PricewaterhouseCoopers LLP to audit our fiscal 2004 consolidated financial statements.

Finally, the Audit Committee reviewed and discussed with management and the accountants our audited consolidated balance sheets at November 30, 2003 and 2002, and our statements of income, cash flows and stockholders’ equity for fiscal years 2003, 2002 and 2001. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2003 as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

Philip K. Wood

Naren Gupta

William A. Owens

STOCK PERFORMANCE GRAPH

The following graph compares cumulative total return to stockholders on our common stock since our initial public offering on July 14, 1999 through the fiscal year ended November 30, 2003 with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the S&P Information Technology Index and the ISDEX Internet Index. The graph assumes that $100.00 was invested on July 14, 1999 in each of our common stock, the Nasdaq Stock Market (U.S.) Index, the S&P Information Technology Index and the ISDEX Internet Index, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Please note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG TIBCO SOFTWARE INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE S&P INFORMATION TECHNOLOGY INDEX AND THE ISDEX INTERNET INDEX

	7/99	11/99	11/00	11/01	11/02	11/03
TIBCO Software Inc.	100.00	299.61	320.88	116.68	68.12	54.21
NASDAQ Stock Market (U.S.)	100.00	118.07	91.73	68.37	52.78	69.79
S&P Information Technology	100.00	118.87	94.66	63.71	45.69	56.08
ISDEX Internet Index	100.00	140.89	114.59	51.70	37.63	61.08

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a process approved by the Securities and Exchange Commission called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of the Annual Report and Proxy Statement unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to TIBCO Software Inc., Attention: Investor Relations, 3301 Hillview Avenue, Palo Alto, California 94304 or calling our Investor Relations Department at (650) 846-5747. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2005 Annual Meeting must be received by us at our offices at 3303 Hillview Avenue, Palo Alto, California 94304, not later than November 12, 2004 and must satisfy the conditions established by the Securities and Exchange Commission and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

ANNUAL REPORT ON FORM 10-K

We have provided herewith, to each stockholder of record as of February 18, 2004, a copy of our financial statements and related information included with our Annual Report on Form 10-K for fiscal 2003. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal 2003, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California 94304, Attention: Investor Relations. The Annual Report on Form 10-K is also available on our website.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Stockholders may only present a matter from the floor for consideration at a meeting if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not later than 120 days prior to the next annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the same calendar day as the day of the most recent annual meeting of stockholders). The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his or her capacity as a proponent of a stockholder proposal. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 5, 2004

ANNEX A

CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

TIBCO SOFTWARE INC.

(Amended and restated as of April 15, 2004)

I.    PURPOSE:    The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of TIBCO Software Inc. (the “Company”) in its oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control systems. The Audit Committee’s primary duties and responsibilities are to:

1.	Provide oversight and monitoring of the integrity of the Company’s financial statements.

2.	Nominate to the Board independent auditors to audit the Company’s financial statements, and to oversee the activities, independence, qualifications and performance of the auditors.

3.	Outline to the Board improvements made, or recommended to be made by management in internal accounting and financial controls.

4.	Assist the Board in ensuring the Company’s compliance with legal and regulatory requirements in connection with the Company’s financial reporting process.

5.	Provide the Board with the results of its monitoring and recommendations derived therefrom.

6.	Prepare the audit committee report (to be included in the Company’s annual meeting of stockholders proxy statement) that is required by the Securities and Exchange Commission (the “SEC”).

7.	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

II.    MEMBERSHIP:    The Audit Committee shall consist of at least three (3) members of the Board, and its members shall be appointed by and serve at the discretion of the Board. The members of the Audit Committee shall meet the following criteria (as well as any criteria required by the SEC):

1.	Each member shall be an independent director, in accordance with the NASDAQ Rule 4200, Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) and the rules of the SEC.

2.	Each member shall be able to read and understand fundamental financial statements and have the proper experience, in accordance with the Nasdaq National Market Audit Committee requirements.

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive officer, chief financial officer or other senior official with financial oversight responsibilities.

4.	At least one member shall meet the “financial expert” standard as set forth pursuant to Section 407(b) of the Sarbanes Act and the SEC rules thereunder.

The Nominating and Governance Committee of the Board shall recommend to the Board director nominees for appointment to the Audit Committee. The Nominating and Governance Committee shall recommend to the Board the designation of the Chairman of the Audit Committee.

III.    RESPONSIBILITIES AND AUTHORITY:    The responsibilities of the Audit Committee shall include:

1.	Provide oversight of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review management’s assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

2.	Reviewing the responsibilities, budget and staffing of the Company’s internal audit function, including evaluating the officer(s) responsible for the internal audit function and providing input on these matters to the Board and management of the Company.

3.	Appointing, compensating and overseeing the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

4.	Establishing policies and procedures for the review and pre-approval of all audit and non-audit services provided to the Company by the independent auditors, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee. The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

5.	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit plans, including scope, approach and timing of the audit; (ii) reviewing and discussing the written statement from the independent auditors regarding relationships and services with the Company which may impact independence of the auditor and presenting this statement to the Board, and to the extent there are any such relationships, assessing the independence of the auditor; (iii) reviewing annually a report by the independent auditor describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years and any steps taken to deal with any such issues; and (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as the same may be modified or supplemented.

6.	Reviewing the experience and qualifications of the senior members of the independent auditor team(s), in particular, the lead audit and reviewing partners.

7.	Establishing a policy regarding the Company’s hiring of current or former employees of the Company’s independent auditors.

8.	Reviewing and discussing with management the independent auditors’ performance.

9.	Reviewing and discussing with management the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

10.	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews, and discussing with the independent auditors any significant matters raised during the conduct of their review procedures in accordance with SAS No. 100.

11.	Following completion of the annual audit, reviewing any significant difficulties encountered during the course of the audit, including suggestions for improvements provided to management by the independent auditors.

12.	Discussing with management before release the unaudited quarterly operating results in the Company’s quarterly earnings release and other related material disclosures provided to analysts and rating agencies paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.

13.	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities.

14.	Reviewing, in conjunction with management of the Company, the Company’s disclosure of controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

15.	Reviewing and discussing with management the Company’s major financial risk exposures and the steps taken to monitor and control such exposures.

16.	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers.

17.	Reviewing management’s monitoring of compliance with the Company’s code of conduct for all directors, officers and employees.

18.	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act.

19.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

20.	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company.

21.	As appropriate, obtaining independent advice and assistance from outside legal, accounting or other advisors.

22.	Reviewing and approving any proposed related party transactions, unless the Board establishes a special committee for the purpose of a particular transaction.

23.	Reviewing its own charter, structure, processes and membership requirements on an annual basis.

24.	Providing a report in the proxy statement for the Company’s annual meeting of stockholders in accordance with the rules and regulations of the SEC.

25.	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as set forth in Section 301 of the Sarbanes Act, and reviewing and monitoring such procedures.

IV.    MEETINGS AND PROCEDURES:

1.	The members of the Audit Committee shall meet at least quarterly. However, the Audit Committee may establish its own schedule, which it will provide to the Board in advance.

2.	The members of the Audit Committee shall meet separately, periodically, with management (including the Chief Executive Officer and Chief Financial Officer), with any personnel responsible for the internal audit function and with the independent auditors.

3.	The Audit Committee is authorized to retain and compensate special legal, accounting or other advisors and may request that any employee of the Company or the Company’s legal counsel or independent auditors meet with any member of, or advisor to, the Audit Committee.

V.    MINUTES:    The Audit Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

VI.    REPORTS:    In addition to preparing the report in the proxy statement for the Company’s annual meeting of stockholders in accordance with the rules and regulations of the SEC, the Audit Committee shall summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Audit Committee’s Charter.

VII.    COMPENSATION:

1.	Members of the Audit Committee shall receive such fees for their service as Audit Committee members, if any, as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

2.	Members of the Audit Committee may not receive any compensation from the Company, except the compensation that they receive for service as a member of the Board or any committee thereof.

VIII.    DELEGATION OF AUTHORITY:

1.	The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

2.	The Audit Committee may form and delegate its authority to subcommittees or to the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company, provided that such delegation is not in violation of applicable law or the rules and regulations applicable to companies with securities quoted on the Nasdaq Stock Market.

ANNEX B

CHARTER FOR THE

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

TIBCO SOFTWARE, INC.

(amended and restated as of February 13, 2004)

PURPOSE:

The purpose of the Compensation Committee shall be to review and approve all forms of compensation to be provided to the officers (including the “executive officers,” as such term is defined by Rule 16a-1 promulgated under the Securities Exchange Act of 1934) and directors of TIBCO Software Inc. (the “Company”). The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs. In addition, the Compensation Committee has the power to administer the Company’s stock options plans and make grants thereunder. The Compensation Committee shall also determine, or consult with management regarding (as appropriate), compensation and benefits for non-executive officers and other employees of the Company, as well as oversee the Company’s compensation and benefits plans, policies and programs generally.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors of the Company (the “Board”) from time to time prescribes.

MEMBERSHIP AND ORGANIZATION:

•	The Compensation Committee shall be comprised of no fewer than two (2) members, each of whom is a member of the Board.

•	Each member of the Compensation Committee shall meet the (i) applicable independence requirements of the Nasdaq Stock Market, (ii) outside director definition under Section 162(m) of the Internal Revenue Code, and (iii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Each member of the Compensation Committee shall be appointed by and serve at the discretion of the Board.

•	The Nominating and Governance Committee shall recommend to the Board for its approval nominees for appointment to the Compensation Committee as vacancies occur.

•	The Nominating and Governance Committee shall recommend to the Board, for its approval, the designation of the Chairman of the Compensation Committee (the “Chairman”).

RESPONSIBILITIES AND AUTHORITY:

In addition to other responsibilities given to the Compensation Committee by the Board from time to time, the responsibilities of the Compensation Committee shall include:

•

Reviewing and approving the Company’s compensation and benefits policies generally, including reviewing and approving any incentive-compensation plans and equity-based plans of the Company. In reviewing such compensation and benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention and compensation of executives and other employees of the Company and any other factors that it deems appropriate. The Compensation Committee shall report the results of such review and any action it takes with respect to the Company’s compensation and benefits policies to the Board. In addition, the Compensation Committee shall make recommendations to any subcommittees with respect to the results of such review, as applicable.

•	Reviewing and approving all forms of compensation (including, to the extent relevant, all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation, such as employment, severance and change of control agreements and ongoing perquisites or special benefit items) to be provided to the executive officers of the Company. In reviewing and approving such compensation, the Compensation Committee shall, among other things: (i) identify corporate goals and objectives relevant to executive compensation, (ii) evaluate each executive’s performance in light of such goals and objectives and set each executive’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company, and (iii) determine any long-term incentive component of each executive’s compensation based on awards given to such executive in past years, the Company’s performance, stockholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company. The Compensation Committee shall report the results of such review and any action it takes with respect to the compensation of the Company’s executives to the Board. In addition, the Compensation Committee shall make recommendations to any subcommittees with respect to the results of such review, as applicable. With respect to the compensation of the Chief Executive Officer of the Company, such review and approval shall be made in “executive session” without the presence of the Chief Executive Officer. With respect to the compensation of the other executive officers, such review and approval may be made in the presence of the Chief Executive Officer, but shall otherwise be made in “executive session” without the presence of the executive officers.

•	Reviewing and making recommendations to the Board and any subcommittees, as applicable, regarding general compensation goals and guidelines and performance targets for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined.

•	Reviewing and making recommendations to the Board regarding the compensation policy for such other officers of the Company as directed by the Board.

•	Reviewing and approving changes in policies relating to employee insurance.

•	Reviewing and approving significant changes in management organization structure.

•	Reviewing and making recommendations to the Board regarding the Company’s executive staffing plan for meeting present and future leadership needs of the Company.

•	Determining, or consulting with management regarding (as the members of Committee deem appropriate in their discretion) the determination of, all forms of compensation (such as, to the extent relevant, all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation, including employment, severance and change of control agreements and ongoing perquisites or special benefit items) to be provided to the other officers and employees of the Company.

•

Acting as Administrator (as defined therein) of the Company’s stock plans within the authority delegated by the Board. In its administration of the plan, the Compensation Committee may, pursuant to authority delegated by the Board (i) grant stock options to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder, so long as the Compensation Committee is comprised entirely of “non-employee directors,” as such term is defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act), and (ii) amend such stock options or stock purchase rights; provided that the affirmative vote of the Chairman of the Compensation Committee shall be required to approve any action relating to the adoption of or an amendment to any stock option or stock purchase plan, or any determination to reprise, accelerate the vesting of, waiver forfeiture restrictions on, or provide for the early exercise of, any stock option. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.

•	Preparing a report (to be included in the Company’s annual meeting of stockholders proxy statement) which describes those items required to be described under Item 402(k) of Regulation S-K, including: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers.

•	Authorizing the repurchase of shares from terminated employees pursuant to applicable law and agreements governing such repurchases.

•	Making regular reports to the Board.

•	Reviewing this Charter periodically, as appropriate, and making recommendations to the Board with respect to any proposed changes.

•	Periodically reviewing the performance of the Compensation Committee and reporting to the Board on such evaluation.

MEETINGS AND PROCEDURES:

•	It is anticipated that members of the Compensation Committee will meet at least quarterly. However, the Compensation Committee may establish its own schedule, which it will provide to the Board in advance.

•	At a minimum of one of such meeting annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the Company’s compensation packages.

•	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of Chief Executive Officer or executive officer compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms. The Compensation Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

MINUTES:

•	The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

•	The Compensation Committee shall summarize and report to the Board its examinations and recommendations as may be appropriate, consistent with the Compensation Committee Charter.

DELEGATION OF AUTHORITY:

•	The Compensation Committee may form and delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of the Company, provided that such delegation is not in violation of applicable law or the rules and regulations applicable to companies with securities quoted on the Nasdaq Stock Market.

ANNEX C

CHARTER FOR THE

NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

TIBCO SOFTWARE INC.

(adopted as of December 10, 2002)

PURPOSE:

The purpose of the Nominating and Governance Committee shall be to ensure that the Board of Directors (the “Board”) is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the Board by identifying prospective director nominees and proposing, nominating and approving director nominees for election by the stockholders and for appointment by the Board to fill vacancies; (2) develop and recommend to the Board the governance principles applicable to the Company; (3) oversee the evaluation of the Board and senior management; (4) recommend to the Board nominees for each committee of the Board; and (5) oversee director continuing education and compliance with any applicable director continuing education requirements.

MEMBERSHIP AND ORGANIZATION:

•	The Nominating and Governance Committee shall be comprised of no fewer than two (2) members, each of whom shall be a member of the Board.

•	Each member of the Nominating and Governance Committee shall meet the applicable independence requirements of the Nasdaq Stock Market.

•	Each member of the Nominating and Governance Committee shall be appointed by and serve at the discretion of the Board.

RESPONSIBILITIES AND AUTHORITY:

The responsibilities of the Nominating and Governance Committee shall include:

•	Evaluating the composition, organization and governance of the Board and its committees, determining future requirements and making recommendations to the Board.

•	Determining periodically, as appropriate, desired director qualifications, expertise and characteristics and conducting searches for potential director candidates that have corresponding attributes as needed. Evaluating, proposing and approving nominees for election or appointment to the Board. Considering, evaluating and, as applicable, proposing and approving, stockholder nominees for election to the Board. In performing these tasks, the Nominating and Governance Committee shall have the authority to retain, compensate and terminate any search firm to be used to identify director candidates.

•	Overseeing the Board, committee and senior management performance evaluation process, including, as appropriate, conducting surveys of director observations, suggestions and preferences.

•	Evaluating and making recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, and the proposal of the director slate for election.

•	Reviewing, as appropriate, the charters for all committees of the Board and coordinating the periodic review and revision of such charters by the applicable committees.

C-1

•	Evaluating and recommending termination of service of individual directors, in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

•	Periodically conducting, as appropriate, a review on succession planning, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive management positions.

•	Overseeing, and implementing as necessary, director continuing education programs, including complying with any applicable director continuing education requirements.

•	Coordinating and consulting with respect to Board, independent and/or outside director and committee meeting schedules.

•	Making regular reports to the Board.

•	Reviewing and re-examining this Charter periodically, as appropriate, and making recommendations to the Board with respect to any proposed changes.

•	Periodically reviewing and evaluating, as appropriate, the performance of the Nominating and Governance Committee.

MEETINGS AND PROCEDURES:

•	The members of the Nominating and Governance Committee shall meet as appropriate and at least once annually and will also meet as required in response to the needs of the Board and as necessary to fulfill their responsibilities.

•	The Nominating and Governance Committee shall have the authority to engage and obtain advice, reports or opinions from internal or external counsel and expert advisors.

MINUTES:

•	The Nominating and Governance Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

•	The Nominating and Governance Committee shall summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Nominating and Governance Committee Charter.

DELEGATION OF AUTHORITY:

•	The Nominating and Governance Committee may form delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company, provided that such delegation is not in violation of applicable law or the rules and regulations applicable to companies with securities quoted on the Nasdaq Stock Market.

C-2

1858-PS-04

PROXY

TIBCO SOFTWARE INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TIBCO Software Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and Proxy Statement, each dated March 5, 2004, and hereby appoints Vivek Y. Ranadivé and Christopher G. O’Meara, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side all shares of common stock of TIBCO Software Inc. that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of TIBCO Software Inc. to be held on April 15, 2004 at 10:00 a.m., local time, at the headquarters of TIBCO Software Inc. located at 3303 Hillview Avenue, Palo Alto, CA 94304, and at any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/tibx		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

A vote FOR the following proposals is unanimously recommended by the Board of Directors.

1.	To elect six directors, each to serve until TIBCO Software Inc.’s next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees:
(01) Vivek Y. Ranadivé	(02) Naren Gupta	(03) Peter Job
(04) William A. Owens	(05) Philip K. Wood	(06) Eric Dunn

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐ ________________________________________
For all nominees except as noted above

2.	To ratify the appointment of PricewaterhouseCoopers LLP as TIBCO’s independent public accountants for the fiscal year ending November 30, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other business that may properly come before the meeting or any postponement or adjournment thereof.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both holders must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature:
Date:

Signature:
Date: